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                                                                    EXHIBIT 32.1


                                 CERTIFICATIONS
 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of Calamos Asset Management, Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2004 (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to each officer's knowledge:

(1) Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of Calamos Asset Management, Inc.

December 3, 2004

/s/ John P. Calamos, Sr.
-------------------------------------
John P. Calamos, Sr.
Principal Executive Officer

/s/ Patrick H. Dudasik
-------------------------------------
Patrick H. Dudasik
Principal Financial Officer

A signed original of this written statement has been provided to Calamos Asset Management, Inc. and will be retained by Calamos Asset Management, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.